EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                           TELE CONSULTING CORPORATION

                                ARTICLE I -- NAME

The name of the corporation is: Tele Consulting Corporation.

                             ARTICLE II -- DURATION

This corporation shall exist perpetually.

                             ARTICLE III -- PURPOSE

This corporation may engage in or transact any or all lawful activities or businesses permitted under the laws of the United States, the State of Florida, or any other State, country, territory or nation.

                           ARTICLE IV -- CAPITAL STOCK

This corporation is authorized to issue Seven Thousand Five Hundred (7,500) shares of One Dollar ($1.00) par value common stock which shall be designated "Common Shares."

                         ARTICLE V -- PREEMPTIVE RIGHTS

Every shareholder, upon the sale for cash of any new stock of this corporation of the same kind, class or series as that which he already holds, shall have the right to purchase his pro-rata share thereof (as nearly as may be done without the issuance of fractional shares) at the price at which it is offered to others.

               ARTICLE VI -- INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of this corporation is: 3855
S. Atlantic Avenue PH 3, Daytona Beach Shores, Florida 32127, and the name of the initial registered agent of this corporation at that address is: Fernand L. Duquette.

                   ARTICLE VII -- INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) Director initially. The number of Directors may be either increased or diminished from time to time as permitted by the By-Laws, but shall never be less than one (1). The name and address of the Initial Director is: Fernand L. Duquette, 3855 S. Atlantic Avenue PH 3, Daytona Beach Shores, Florida 32127.

                          ARTICLE VIII -- INCORPORATOR

The name and address of the person signing these Articles of Incorporation is Fernand L. Duquette, at 3855 S. Atlantic Avenue, PH 3, Daytona Beach Shores, Florida 32127.

                         ARTICLE IX -- INITIAL OFFICERS

The names and addresses of initial officers shall be Fernand L. Duquette, 3855
S. Atlantic Avenue PH 3, Daytona Beach Shores, Florida 32127, President, Secretary and Treasurer.

                              ARTICLE X -- BY-LAWS

The corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation or any amendment hereto, and the bylaws of the corporation when adopted, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation the 3rd day of May, A.D., 1993.


                                                 /s/ Fernand L. Duquette
                                            ---------------------------------
                                            Fernand L. Duquette, Incorporator

                                State of Florida
                               Department of State


CERTIFICATE DESIGNATING PLACE OF BUSINESS OF DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE AND NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.


The following is submitted in compliance with Section 48.091, Florida Statutes.


Tele Consulting Corporation, a corporation organized under the laws of the State of Florida, with its principal office at: 3855 S. Atlantic Avenue, PH 3, Daytona Beach Shores, Florida 32127, has named Fernand L. Duquette of 3855 S. Atlantic Avenue, PH 3, Daytona Beach Shores, Florida 32127, as its Agent to accept service of process within this State.

                                   Tele Consulting Corporation


                                   By: /S/ FERNAND DUQUETTE
                                       --------------------------------------
                                       Fernand L. Duquette, Incorporator

                                   ACCEPTANCE

Having been named to accept service of process for the above-stated corporation, at the designated place in this Certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                             /S/ FERNAND DUQUETTE
                                    -------------------------------------------
                                    Fernand L. Duquette, Resident Agent

STATE OF FLORIDA
COUNTY OF ORANGE:


BEFORE ME, the undersigned Notary Public, duly authorized in the aforesaid State and County to take oaths and acknowledgements, personally appeared, Fernand L. Duquette, well-known to me, who, after first being duly sworn by me, deposes and states that he is the person named in the above and foregoing "Articles of Incorporation," that he has read same over carefully, completely and thoroughly, and that to the best of Affiant's knowledge, information and belief, all of the matters, facts and statements set forth therein are all true, accurate and correct.


                                                   /S/ FERNAND DUQUETTE
                                          -----------------------------------
                                          Fernand L. Duquette


SWORN and SUBSCRIBED to before me this 3 day of May, A.D., 1993.


                                                     /S/ ROBERT WOLFE
                                           -----------------------------------
                                           Notary Public, State of Florida
                                           AT LARGE

My Commission Expires: (N.P. Seal)

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           TELE CONSULTING CORPORATION


         Tele Consulting Corporation, a Florida corporation, hereby amends its Articles of Incorporation as follows:

         1. ARTICLE I of the Articles of Incorporation is deleted in its entirety and is amended to read as follows:

                                 ARTICLE I. NAME

         The name of the corporation shall be:

                      TEL-COM WIRELESS CABLE TV CORPORATION

         2. Article IV of the Articles of Incorporation is deleted in its entirety and is amended to read as follows:

                            ARTICLE IV. CAPITAL STOCK

                  This corporation is authorized to issue 10,000,000 shares of common stock, par value $.001 per share.

                  Each outstanding share of common stock on the date hereof shall be split into 500 shares.

         3. Article V of the Articles of Incorporation is deleted in its entirety.

         4. The foregoing Amendment was adopted on February 10, 1994, by the corporation's Board of Directors and was unanimously approved by all shareholders by written consent. The number of votes cast by the shareholders for the Amendment was sufficient for approval by the shareholders.

         Dated this 11th day of February, 1994.

                                    TELE CONSULTING CORPORATION



                                    By:      /S/ FERNAND L. DUQUETTE
                                       ---------------------------------------
                                             Fernand L. Duquette, President

                          ARTICLES OF AMENDMENT TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      TEL-COM WIRELESS CABLE TV CORPORATION


         Tel-Com Wireless Cable TV Corporation, a Florida corporation, hereby amends its Articles of Incorporation as follows:

         1. Article IV of the Articles of Incorporation is deleted in its entirety and is amended to read as follows:

                            ARTICLE IV. CAPITAL STOCK

         1. NUMBER AND CLASS OF SHARES AUTHORIZED; PAR VALUE.

            This corporation is authorized to issue the following shares of capital stock:

            (a) COMMON STOCK. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 10,000,000 with a par value of $0.001 per share.

            (b) PREFERRED STOCK. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 5,000,000 with a par value of $0.001 per share.

         2. DESCRIPTION OF PREFERRED STOCK.

         The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

            (a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the gene [sic] of the foregoing) the following:

                  (i) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

                  (ii) The rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

                  (iii) Whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                  (iv) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                  (v) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                  (vi) The rights, if any, of the holders of shares of such series to vote.

         (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

         3. The foregoing Amendment was adopted on January 18, 1995, by unanimous written consent of the corporation's Board of Directors pursuant to
Section 607.0821 of the Florida Statutes and was approved by the shareholders of the corporation by written consent pursuant to Section 607.0704 of the Florida Statutes. The number of votes cast by the shareholders for the Amendment was sufficient for approval by the shareholders.

         4. Except as modified hereby, the Articles of Incorporation of the corporation shall remain in full force and effect.

         Dated this 18th day of January, 1995.

                                          TEL-COM WIRELESS CABLE TV
                                          CORPORATION



                                          By:     /S/ FERNAND DUQUETTE
                                              ----------------------------------
                                                  Fernand L. Duquette, President

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                      TEL-COM WIRELESS CABLE TV CORPORATION


         Tel-Com Wireless Cable TV Corporation, a corporation existing under the laws of the State of Florida, pursuant to Section 607.0602 of the Florida Business Corporation Act, hereby amends its Articles of Incorporation as follows:

         1. Article IV of the Articles of Incorporation is hereby amended to add a new Section 3 to read as follows:

                  3. SERIES A PREFERRED STOCK. The corporation hereby designates 500 shares of its authorized but unissued Preferred Stock as Series A Preferred Stock, which Series A Preferred Stock shall have the following terms, preferences, limitations and relative rights:

                           (a) VOTING. The Series A Preferred Stock shall be nonvoting, and the holders thereof shall not be entitled to vote on any issue coming before the shareholders of the corporation.

                           (b) DIVIDENDS. Each holder of record of shares of Series A Preferred Stock shall be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefor. Dividends declared on Series A Preferred Stock shall be paid in preference to any dividends on Common Stock, and no cash dividends shall be paid on the Common Stock if the payment of dividends on the Series A Preferred Stock shall be in arrears.

                           (c) CONVERSION. The shares of Series A Preferred Stock shall have conversion rights ("Conversion Rights") as follows:

                                    (i) OPTIONAL CONVERSION BY SHAREHOLDERS.
         Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the corporation or any transfer agent for such stock into shares of the corporation's Common Stock at the conversion rate set forth in subsection 3(c)(iii) below ("Conversion Rate"). All declared but unpaid dividends on each share of Series A Preferred Stock at the time of conversion shall, at the option of the holder thereof, be paid in full in cash on the conversion date. No fractional shares shall be issued. Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to this subsection 3(c)(i), such holder shall surrender the certificate or certificates representing such shares thereof, duly endorsed, at the office of the corporation or any transfer agent for such stock, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate(s) for the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                                    (ii) AUTOMATIC CONVERSION. Each share of
         Series A Preferred Stock shall be automatically converted into share(s) of Common Stock of the corporation, at the Conversion Rate set forth in subsection 3(c)(iii) below, on the effective date of a registration statement ("Registration Statement") filed by the corporation with the Securities Exchange Commission ("SEC") to register the shares of Common Stock of the corporation issuable upon conversion of all shares of Series A Preferred Stock. As soon as practicable after the effective date of the Registration Statement, the corporation shall notify each holder of Series A Preferred Stock of the effectiveness of such Registration Statement. As soon as practicable following receipt of such notice, each holder of Series A Preferred Stock shall surrender for cancellation at the office of the corporation or any transfer agent for such stock his certificate(s) representing such shares, duly endorsed. The corporation shall as soon as practicable thereafter and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the effective date of the Registration Statement, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that any certificate of Series A Preferred Stock converted into Common Stock under the subsection 3(c)(ii) shall not have been surrendered for cancellation, the shares represented thereby shall be deemed no longer to be outstanding, and all rights with respect to such Series A Preferred Stock shall forthwith terminate upon the effective date of the Registration Statement, except the right to receive shares of Common Stock upon conversion thereof.

                                    (iii) CONVERSION RATE. The number of shares
         of Common Stock issuable upon conversion of each share of Series A Preferred Stock into Common Stock of the corporation pursuant to either of Sections 3(c)(i) or (ii) above shall be equal to the total price paid for the share of Series A Preferred Stock dividend by the lesser of (a) an amount equal to sixty-five percent (65%) of the average of the "bid" for the corporation's Common Stock for the five (5) trading days prior to the effective date of the Registration Statement, or (b) Three and 25/100 Dollars ($3.25). Fractional shares shall be treated as set forth in subsection 3(c)(ix).

                                    (iv) ADJUSTMENTS FOR REORGANIZATION,
         RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In case of any reorganization or any reclassification of the capital stock of the corporation, any consolidation or merger of the corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the corporation to another corporation, the Conversion Rate for Series A Preferred Stock then in effect shall concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series A

         Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Preferred Stock.

                                    (v) NO IMPAIRMENT. The corporation will not,
         by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3(v) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock against impairment.

                                    (vi) NOTICES OF RECORD DATE. In the event of
         any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock at least thirty
         (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                                    (vii) ISSUE TAXES. The corporation shall pay
         any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                                    (viii) RESERVATION OF STOCK ISSUABLE UPON
         CONVERSION OR EXCHANGE. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion or exchange of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or exchange of all then outstanding shares of Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.


                                    (ix) FRACTIONAL SHARES. No fractional share
         shall be issued upon the conversion or exchange of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of a holder's Series A Preferred Stock shall be aggregated for purposes of determining whether the conversion or exchange would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion or exchange would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, round each fractional share to the nearest whole share.

                           (d) NOTICES. Any notice required by the provisions of
         Section 3(c) to be given to the holders of shares of Series A Preferred Stock shall be deemed given upon confirmed transmission by facsimile or telecopy or upon deposit in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the corporation. Notwithstanding the foregoing, if a shareholder to whom notice is to be given has an address of record which is outside of the United States, then any notice to such shareholder under this Section 3(d) shall be deemed given upon confirmed transmission by facsimile or telecopy or ten (10) days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the corporation.

                           (e) LIQUIDATION. The holders of record of shares of Series A Preferred Stock shall be entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, One Thousand Dollars ($1,000) per share plus the amount of all dividends declared and unpaid with respect to the Series A Preferred Stock as of the date thereof ("Liquidation Amount"), prior to any distribution to the holders of Common Stock. If, in any such case, the assets of the corporation are insufficient to make such payments in full, then the available assets will be distributed among the holder of Series A Preferred Stock ratably in proportion to the full amount to which each such holder would have been entitled had the assets of the corporation been sufficient to make such payments in full. The holders of record of Series A Preferred Stock shall not be entitled to any distribution of assets remaining after payment in full of the Liquidation Amount.

         2. The foregoing Amendment was adopted on December 2, 1996, by the unanimous written consent of the Board of Directors of the corporation pursuant to Section 607.0821 of the Florida Business Corporation Act. Pursuant to Section
607.0602 of the Florida Business Corporation Act, no approval of the amendment was required by the shareholders of the corporation.

         3. Except as modified hereby, the Articles of Incorporation of the corporation remain in full force and effect.

         Dated this 5th day of December, 1996.

                                         TEL-COM WIRELESS CABLE TV
                                         CORPORATION



                                         By:      /S/ FERNAND DUQUETTE
                                             -----------------------------------
                                                  Fernand L. Duquette, President
                                       5

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                      TEL-COM WIRELESS CABLE TV CORPORATION

         Tel-Com Wireless Cable TV Corporation, a corporation existing under the laws of the State of Florida, pursuant to Section 607.0602 of the Florida Business Corporation Act, hereby amends its Articles of Incorporation as follows:

         1. Article IV of the Articles of Incorporation is hereby amended to add a new Section 4 to read as follows:

                  4. SERIES B PREFERRED STOCK. The corporation hereby designates 1,500 shares of its authorized but unissued Preferred Stock as Series B Convertible Preferred Stock ("Series B Preferred Stock"), which Series B Preferred Stock shall have the following terms, preferences, limitations and relative rights:

                           (a) VOTING. The Series B Preferred Stock shall be nonvoting, and the holders thereof shall not be entitled to vote on any issue coming before the shareholders of the corporation, except that the holders of record of shares of Series B Preferred Stock shall be entitled to vote, as a class, by a vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, to elect one (1) member to the Board of Directors of the Corporation. The provisions of this Section 4(a) of this Article IV may not be amended without the affirmative vote of the holders of Series B Preferred Stock holding at least seventy five percent (75%) of the total shares of Series B Preferred Stock issued and outstanding at the time of such vote.

                           (b) DIVIDENDS. Each holder of record of shares of Series B Preferred Stock shall be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available therefor. Dividends declared on Series B Preferred Stock shall not be paid in preference to any dividends on Common Stock.

                           (c) CONVERSION. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance ("Issue Date") of such share at the office of the corporation or any transfer agent for such stock, into shares of the corporation's Common Stock at the conversion rate set forth in subsection 4(c)(i) below ("Conversion Rate"). All declared but unpaid dividends on each share of Series B Preferred Stock at the time of conversion shall, at the option of the holder thereof, be paid in full in cash on the conversion date. Before any holder of shares of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to this subsection 4(c), such holder shall surrender the certificate or certificates representing such shares thereof, duly endorsed, at the office of the corporation or any transfer agent for such shares, and shall give written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter (but in no event later than five (5) days) and at its expense, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the certificate(s) for the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                           (i) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock into Common Stock of the corporation shall be equal to $1,000 divided by the LESSER of (a) an amount equal to sixty-five percent (65%) of the average of the closing "bid" price as quoted in the Over-The-Counter Market Summary for the corporation's Common Stock for the five (5) trading days prior to the effective date of the conversion, or (b) One Dollar ($1.00). Fractional shares shall be treated as set forth in subsection 4(c)(vii).

                           (ii) ADJUSTMENTS FOR REORGANIZATION,
         RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. In case of any reorganization or any reclassification of the capital stock of the corporation, any consolidation or merger of the corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the corporation to another corporation, the Conversion Rate for Series B Preferred Stock then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or other securities or property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of Series B Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series B Preferred Stock.

                           (iii) NO IMPAIRMENT. The corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4(c) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred Stock against impairment.

                           (iv) NOTICES OF RECORD DATE. In the event of any taking by the corporation of a record of the holders of any class or securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

                           (v) ISSUE TAXES. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                           (vi) RESERVATION OF STOCK ISSUABLE UPON CONVERSION OR EXCHANGE. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion or exchange of all then outstanding shares of Series B Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (vii) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion or exchange of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of a holder's Series B Preferred Stock shall be aggregated for purposes of determining whether the conversion or exchange would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion or exchange would result in the issuance of a fraction of a share of Common Stock, the corporation shall, in lieu of issuing any fractional share, round each fractional share to the nearest whole share.

                  (d) NOTICES. Any notice required by the provisions of Section 4(c) to be given to the holders of shares of Series B Preferred
         Stock shall be
         deemed given upon confirmed transmission by facsimile or telecopy or upon deposit in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the corporation. Notwithstanding the foregoing, if a share holder to whom notice is to be given has an address of record which is outside of the United States, then any notice to such shareholder under this Section 4(d) shall be deemed given upon confirmed transmission by facsimile or telecopy or ten (10) days after deposit in the United States mail, postage prepaid, and addressed to such holder at its address appearing on the books of the corporation.

                  (e) LIQUIDATION. The holders of record of shares of Series B Preferred Stock shall be entitled to receive, upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, One Thousand Dollars ($1,000) per share plus the amount of all dividends declared and unpaid with respect to the Series B Preferred Stock as of the date thereof ("Liquidation Amount"), prior to any distribution to the holders of Common Stock. If, in any such case, the assets of the corporation are insufficient to make such payments in full, then the available assets will be distributed among the holders of Series B Preferred Stock ratably in proportion to the full amount to which each such holder would have been entitled had the assets of the corporation been sufficient to make such payments in full. The holders of record of Series B Preferred Stock shall not be entitled to any distribution of assets remaining after payment in full of the Liquidation Amount.

         2. The foregoing Amendment was adopted on February 20, 1997, by the unanimous written consent of the Board of Directors of the corporation pursuant to Section 607.0821 of the Florida Business Corporation Act. Pursuant to Section
607.0602 of the Florida Business Corporation Act, no approval of the amendment was required by the shareholders of the corporation.

         3. Except as modified hereby, the Articles of Incorporation of the corporation remain in full force and effect.

         Dated this 20th day of February, 1997.

                                 TEL-COM WIRELESS CABLE
                                 TV CORPORATION




                                 By:      /S/ FERNAND DUQUETTE
                                    ------------------------------------------
                                          Fernand L. Duquette, President, Dir.

                              ARTICLES OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                      TEL-COM WIRELESS CABLE TV CORPORATION

         Pursuant to the provisions of Sections 607.0602, 607.1003 and 607.1006 of the Florida Business Corporation Act, Tel-Com Wireless Cable TV Corporation (the "Company"), a corporation organized and existing under the Florida Business Corporation Act, hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         FIRST: Change of Company Name

         Article I of the Company's Articles of Incorporation is amended to read in its entirety as follows:

                                 ARTICLE I-NAME

         The name of the corporation is 5th Avenue Channel Corp.

         SECOND: Increase in Authorized Shares of Common Stock

         Section 1 (a) of Article IV of the Company's Articles of Incorporation is amended to read in its entirety as follows:

                  (a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 50,000,000 shares, $.001 par value per share.

         THIRD: Adoption of Amendments to Articles of Incorporation

          These Articles of Amendment to Articles of Incorporation and the amendments to the Company's Articles of Incorporation set forth herein were adopted and approved by the Company's Board of Directors on December 23, 1998, pursuant to Section 607.0602 of the Florida Business Corporation Act, and by the Company's shareholders at the Company's annual meeting of shareholders held on February 12, 1999, and the number of votes cast by the Company's shareholders was sufficient for approval.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation have been executed by the undersigned duly authorized officer of the Company as of the 8th day of March, 1999.

                                            TEL-COM WIRELESS CABLE TV
                                            CORPORATION

                                            By:  /S/ MELVIN ROSEN
                                                -------------------------------
                                                  Melvin Rosen
                                                  President and
                                                  Chief Executive Officer